Exhibit 99.2

The selected financial data below has been adjusted to give effect to a one for five (1:5) reverse stock split which became effective on July 29, 2016. Basic and diluted earnings per share have been adjusted in all periods to include the effect of this reverse stock split. The effect of on each year is presented in the table below:

	Year Ended December 31,
	2011	2012	2013	2014	2015
	Increase (decrease) from previously reported amounts
Basic and diluted net income (loss) per share:
Loss from continuing operations	$(2.91)	$(8.88)	$(8.88)	$(4.96)	$(90.82)
Income from discontinued operations	—	0.26	12.29	—	—

	$(2.91)	$(8.62)	$3.41	$(4.96)	$(90.82)

Dividends per common share	$—	$—	$1.50	$2.00	—

Basic and diluted weighted average shares outstanding (In thousands)	(36,798)	(37,138)	(37,242)	(37,238)	(36,890)

ITEM 6.	SELECTED FINANCIAL DATA

The historical financial data presented in the table below as of and for each of the years in the five-year period ended December 31, 2015 are derived from our consolidated financial statements. The financial results are not necessarily indicative of our future operations or future financial results. The data presented below should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. All share and per share data presented below has been adjusted to give effect to the Company’s reverse stock split which became effective on July 29, 2016.

Statement of Operations Data:

	Year Ended December 31,
	2011	2012	2013	2014	2015
	(In thousands, except per share data)
Revenues:
Natural gas sales	$354,123	$203,651	$188,453	$165,461	$109,753
Oil sales	80,244	181,163	231,837	389,770	142,669

Total oil and gas sales	434,367	384,814	420,290	555,231	252,422
Gain on sales of oil and gas properties	—	24,271	—	—	—

Total revenues	434,367	409,085	420,290	555,231	252,422
Operating expenses:
Production taxes	3,670	11,727	14,524	23,797	10,286
Gathering and transportation	28,491	26,265	17,245	12,897	14,298
Lease operating(1)	46,552	51,248	52,844	60,283	64,502
Exploration	10,148	61,449	33,423	19,403	70,694
Depreciation, depletion and amortization	290,776	343,858	337,134	378,275	321,323
General and administrative, net	35,172	33,798	34,767	32,379	23,541
Impairment of oil and gas properties	60,817	25,368	652	60,268	801,347
Loss on sales of oil and gas properties	57	—	2,033	—	112,085

Total operating expenses	475,683	553,713	492,622	587,302	1,418,076

Operating loss	(41,316)	(144,628)	(72,332)	(32,071)	(1,165,654)
Other income (expenses):
Gain on sale of marketable securities	35,118	26,621	7,877	—	—
Gain (loss) from derivative financial instruments	—	21,256	(8,388)	8,175	2,676
Net gain (loss) on extinguishment of debt	(1,096)	—	(17,854)	—	78,741
Other income	790	944	1,059	727	1,275
Interest expense	(41,592)	(57,906)	(73,242)	(58,631)	(118,592)

Total other income (expenses)	(6,780)	(9,085)	(90,548)	(49,729)	(35,900)

Loss from continuing operations before income taxes	(48,096)	(153,713)	(162,880)	(81,800)	(1,201,554)
Benefit from income taxes	14,624	50,634	56,157	24,689	154,445

Loss from continuing operations	(33,472)	(103,079)	(106,723)	(57,111)	(1,047,109)
Income from discontinued operations, net of income taxes	—	3,019	147,752	—	—

Net income (loss)	$(33,472)	$(100,060)	$41,029	$(57,111)	$(1,047,109)

Basic and diluted net income (loss) per share:
Loss from continuing operations	$(3.64)	$(11.10)	$(11.09)	$(6.20)	$(113.53)
Income from discontinued operations	—	0.32	15.36	—	—

Net Income (loss)	$(3.64)	$(10.78)	$4.27	$(6.20)	$(113.53)

Dividends per common share	$—	$—	$1.88	$2.50	$—

Basic and diluted weighted average shares outstanding	9,199	9,284	9,311	9,309	9,223

(1)	Includes ad valorem taxes.

Balance Sheet Data:

	As of December 31,
	2011	2012	2013	2014	2015
	(In thousands)
Cash and cash equivalents	$8,460	$4,471	$2,967	$2,071	$134,006
Property and equipment, net	2,155,568	1,958,687	2,066,735	2,198,169	1,038,420
Total assets(1)	2,632,009	2,554,930	2,130,112	2,264,546	1,195,850
Total debt(1)	1,186,319	1,309,416	789,414	1,060,654	1,249,330
Stockholders’ equity (deficit)	1,037,625	933,534	952,005	870,272	(171,258)

(1)	Restated to reclassify debt issuance costs from total assets to total debt in the amount of $10,589, $14,967, $9,286 and $9,791 as of December 31, 2011, 2012, 2013, and 2014, respectively.

Cash Flow Data:

	Year Ended December 31,
	2011	2012	2013	2014	2015
	(In thousands)
Cash flows provided by operating activities from continuing operations	$275,433	$219,721	$268,994	$400,984	$30,086
Cash flows used for investing activities from continuing operations	(597,809)	(205,393)	(408,678)	(634,787)	(161,725)
Cash flows provided by (used for) financing activities from continuing operations	673,381	117,502	(576,140)	232,907	263,574
Cash flows provided by (used for) operating activities of discontinued operations	—	42,508	(7,715)	—	—
Cash flows provided by (used for) investing activities of discontinued operations	(344,277)	(178,327)	722,035	—	—

3